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                                                                    EXHIBIT 10.1


                  ADMINISTRATIVE AND OPERATIONAL SERVICES AGREEMENT

     THIS AGREEMENT (the "Agreement") made effective the 1st day of January, 1998 by and between KIDS' STUFF, INC., a Delaware corporation ("Manager"), and THE HAVANA GROUP, INC., a Delaware corporation ("Company").

                                 W I T N E S S E T H:

     WHEREAS, Company functions as a catalog sales organization with few direct operations of its own and has fewer than 10 employees or management staff;

     WHEREAS, Manager is owned by an affiliate of Company and has previously provided on an informal basis certain necessary management services and Operational services for the Company; and
     WHEREAS, Company desires to have Manager continue to provide all such services pursuant to this Administrative and Operational Services Agreement,

     NOW, THEREFORE, and in consideration of the mutual promises and covenants hereinafter set forth, Manager and Company hereby agree as follows:

     1. ADMINISTRATIVE SERVICES. During the term hereof, Manager shall provide all administrative services (the "Fulfillment Services") reasonably necessary or appropriate to facilitate the ordinary operations of the Company, including the following:

          1.1 ACCOUNTING AND PAYROLL SERVICES including payroll production and payroll reporting to all tax authorities, and all basic internal accounting services. Such services shall include administering the Company's finances and bank accounts, maintaining accurate records of and collecting payment on accounts receivable, assisting in the preparation of the Company's budgets, and maintaining financial and accounting records subject to periodic review and audit by the Chief Financial Officer and such other public accountant(s) as the Company in its sole discretion, may authorize. Manager shall also provide the services of such accounting, bookkeeping and clerical personnel as may be required to assist the Chief Financial Officer in his or her duties.

                 Manager shall also provide accounts payable administration, accounting consultation regarding interpretation of accounting policies and facilitation of the implementation of accounting policies and all necessary processing of payroll and employee benefits. Such services shall include but shall not be limited to acting as paymaster for Company and collecting, paying or causing to be paid, reporting, and maintaining records of any and all required federal, state, and local payroll taxes.

          1.2 ADMINISTRATION AND HUMAN RESOURCE MANAGEMENT including testing, evaluation, and benefits administration, employment training and


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                 management of both managers and employees and  all necessary time and attention of accounting and payroll personnel, purchasing and receivables staff, sales managers, sales staff, customer service staff, and such other administrative and clerical personnel (the "Manager's Employees") as may be required to assure delivery of the services required hereunder. Manager shall employ, train, and manage all Manager's Employees and shall be responsible for the hiring, supervision, and firing of said Manager's Employees. All Manager's Employees shall be strictly and solely the employees of Manager. Manager reserves the exclusive right to determine the manner in which Manager's Employees will carry out their duties hereunder, to hire and fire same at its own discretion, to maintain the Manager's Employees on the Manager's books as its employees, and to pay and make all deductions from Manager's Employees' wages or salaries and benefits. Company shall not attempt to exercise authority over the Manager's Employees in any way inconsistent with the aforesaid.

                 The Company shall employ a President and a Chief Financial Officer (the "Company Employees") separate and apart from this Agreement, and the Manager shall exercise no authority over said Company Employees.

                 All clerical, secretarial services and other customary and usual general and administrative services reasonably necessary to the daily operations of Company's business.

          1.3 DATA PROCESSING SERVICES including use of Manager's computers, copiers, software telephones, facsimile machines, and other office equipment, and printing and postage services as necessary.

          1.4 OFFICE EQUIPMENT AND FACILITIES USE including use of as much of Manager's administrative office(s) and warehouse space as is reasonably necessary to Company for the purpose of managing and operating Company's business.

     Manager shall be solely responsible for compensating all personnel who provide the services specified above and shall be deemed to be the employer for all such personnel, except that Manager shall not be responsible for compensating and shall not be deemed to be the employer for the Company Employees.

     2. MERCHANDISING AND MARKETING SERVICES. During the term hereof, Manager shall provide all services reasonably necessary or appropriate to select merchandise and market the Company's products and services including the following:


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          2.1    Marketing including mailing, advertising, maintenance and
                 procurement of mailing lists, compliance with postal regulations, advertising selection and creation not including the direct cost of media buys.

          2.2 Merchandising including catalog production, inventory/product selection, catalog design and production.

     3. FULFILLMENT AND PURCHASING SERVICES. During the term hereof, Manager shall provide all Fulfillment and Purchasing Services reasonably necessary or appropriate to timely and accurately fulfill all Customer Orders received by telephone or by mail from Company's customers, including the following:

          3.1 All functions reasonably necessary to fulfill Customer Orders. Manager shall be responsible for receiving and fulfilling all Customer Orders received in the normal course of Company's business Such services shall include receiving and maintaining accurate records of Customer Orders, matching Customer Orders with inventory, handling shipping and delivery, and handling receipt and replacement/reimbursement for returns pursuant to customer satisfaction guarantees established by the Company. Manager shall also be responsible for initially fielding all questions and/or complaints raised by customers of the company, including questions about specific items advertised in the Company's catalog and returns.

          3.2 All purchasing functions including initiating and maintaining contact with Company's suppliers when necessary to ensure favorable and continued business relations with same. Such services will also include ordering all inventory and equipment necessary to the customary operation of Company's business, managing shipping, receipt, and payment of same by or on behalf of company, all functions to purchase goods, process deliver of goods including inventory maintenance, warehousing, and inventory reporting.

     4. TERM. The term of this Agreement shall be deemed to commence as of December 15, 1997 and shall continue for until December 31, 1998, renewable upon renegotiation of fees for services. However, this Agreement may be terminated by either party upon not less than ninety (90) days written notice.

     5. FEES. In exchange for the Management Services and Operational Services specified above, Company shall, on a monthly basis in arrears, pay Manager an amount equal to the reasonable value of the services received hereunder based upon the quantity thereof and the cost incurred by Manager in producing such services. Such fees shall be determined as follows:

          5.1    (a)     For Accounting and Payroll services, $34,000.00 per
                         year;


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                 (b)     For Administration and Human Resource Management,
                         $51,600.00 per year;

                 (c)     For Data Processing, $34,900.00 per year;

                 (d) For Office Equipment and Facilities Use, $32,200.00 per year;

                 (e) For Merchandising and Marketing Services, $38,100.00 per year;

                 (f)     For Fulfillment, $2.40 per order.

                 (g)     For Purchasing Services, $15,300.00 per year;

     6.   MEDIATION AND ARBITRATION.

          6.1 The Manager and Company shall make a good faith attempt to settle the any dispute by mediation pursuant to the provisions of this Section 6.3 before resorting to arbitration, litigation or any other dispute resolution procedure.

          6.2 Unless the Manager and Company agree otherwise, the mediation shall be conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (the "AAA") then in effect by a mediator who (I) has the qualifications and experience set forth in 6.3 below of this Section and, (ii) is selected as provided in Section 6.4.

          6.3 Unless the Manager and Company agree otherwise, the mediator shall be a person with excellent academic and professional credentials who has had both training and experience as a mediator as a member of the AAA Mediation Panel or who is a lawyer or retired judge who has mediated cases for the federal or state courts or a reputable commercial ADR firm or not-for-profit ADR organization.

          6.4 Either party (the "Initiating Party") may initiate mediation of a dispute by giving the other party (the "Recipient Party") written notice (a "Mediation Notice") setting forth a list of the names and resumes of qualifications and experience of three impartial persons who the Initiating Party believes would be qualified as a mediator pursuant to the provisions of Section
                 6.3 hereof. Within 15 days after the delivery of the Mediation Notice, the Recipient Party may designate a person to serve as the mediator from among the three persons listed by the Initiating Party in the Mediation Notice (in which event such designated person shall be the mediator). If none of the persons listed in the Mediation Notice is designated by the Recipient Party to serve as the mediator, the Counter-Notice should set forth a list of the names and resumes


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                 of three impartial persons who the Recipient Party believes would be qualified as a mediator pursuant to the provisions hereof. Within 10 days after the delivery of the Counter-Notice, the Initiating Party may designate a person to serve as the Mediator from among the three persons listed by the Recipient Party in the Counter-Notice (in which event such designated person shall be the mediator). If the parties cannot agree on a mediator from the three impartial nominees submitted by each party, each party shall strike two names from the other party's list, and the two remaining persons on both lists will jointly select as the mediator any person who has the qualifications and experience set forth in Section 6.3 hereof. If they are unable to agree, then the mediator will be selected by the President of the AAA or his regional designee.

          6.5 Within 30 days after the mediator has been selected as provided above, both parties and their respective attorneys shall meet with the mediator for one mediation session of at least four hours, it being agreed that each party representative attending such mediation session shall be a Senior Party Representative with authority to settle the dispute. If the dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, either party may give the other and the mediator a written notice declaring the mediation process at an end, in which event either party shall be free to pursue such remedies as it may elect.

          6.6 All conferences and discussions which occur in connection with mediation conducted pursuant to this Agreement shall be deemed settlement discussions, and nothing said or disclosed, nor any document produced, which is not otherwise independently discoverable shall be offered or for any other purpose in any current or future arbitration or litigation.

          6.7 The costs of the mediation shall be shared equally between the Manager and Company.

          6.8 The Manager and Company will endeavor to amicably resolve any dispute controversy or claim arising out of or related to this Agreement, or breach thereof. In the event, however, that any dispute, controversy or claim cannot be amicably resolved, it shall be finally settled by binding arbitration. Such arbitration shall be conducted by the American Arbitration Association in Canton, Ohio, under that organization's commercial arbitration rules. The expense of arbitration will be borne by the losing party. The parties further agree that the award of the arbitrator shall be the final, sole, and exclusive remedy between them regarding any claims, counterclaims, issues, or accounting presented or pled to the arbitrator; that is shall be nonappealable; that any monetary award shall be promptly paid, free of any tax, deduction


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                 or offsets; and that any costs, fees, or taxes incident to enforcing the award shall be charged against the party resisting such enforcement. Judgment upon the award of the arbitrator may be entered and enforced in any court having jurisdiction thereof.

     7.   MISCELLANEOUS.

          7.1 RELATIONSHIP OF THE PARTIES. The relationship between Manager and Company under this Agreement is that of independent contractors. Nothing contained in this Agreement or otherwise shall be construed to constitute or create a partnership, agency relationship, joint venture, equity interest or lease between Manager and Company. Neither party has the power or authority to act on behalf of the other party, except as expressly set forth in this Agreement, as reasonably implied hereunder or as authorized in writing by the other party.

          7.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          7.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

          7.4 ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party in order to implement or complete any obligations pursuant to this Agreement.

          7.5 PARTIES INTEREST. This Agreement shall insure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

          7.6 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.7 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall


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                 remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable as may be possible and legal, valid, and enforceable.

          7.8 COMMUNICATION. The parties agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful management and operation of the Company.

          7.9 NOTICES. Any notices required to be in writing under this Agreement shall be sent to the parties as follows:

                 To MANAGER:  KIDS' STUFF, INC.
                              4450 Belden Village St. N.W.
                              Canton, Ohio 44718
                              Tel:  (330) 492-8090
                              Fax: (330) 492-8290
                              Attn:___________________________

                 To COMPANY:  THE HAVANA GROUP
                              [ADDRESS]

          6.10 AMENDMENT. This Agreement may only be amended by a written instrument signed by both parties hereto.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.


                                      KIDS' STUFF, INC.


                                      By: /s/ William Evans
                                         ---------------------------------------
                                         William Evans, Director of Finance


                                      THE HAVANA GROUP

                                      By: /s/ William Evans
                                         ---------------------------------------
                                         William Miller, Chief Executive Officer


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